EVERY UNITHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Unitholder Meeting 8117 Preston Road, Suite 440 Dallas, TX 75225 on December 6, 2017

Please detach at perforation before mailing.

PROXY	THE CUSHING® MLP INFRASTRUCTURE FUND I SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON DECEMBER 6, 2017

The undersigned holder of common shares of The Cushing® MLP Infrastructure Fund I (the “Fund”), hereby appoints Barry Y. Greenberg, John H. Alban and Jerry V. Swank as proxies, each with full power of substitution, and hereby authorizes each of them, to represent and to vote, as designated on the reverse side of this proxy card, all common shares of the Fund held of record on October 20, 2017, by the undersigned at the Special Meeting of Unitholders to be held on December 6, 2017, at 9:00 a.m., Central time, and all adjournments, postponements or delays thereof (the “Special Meeting”), with all powers the undersigned would possess if personally present.

This enclosed proxy is solicited by the Board for use at the Special Meeting to be held on December 6, 2017, and, if the Special Meeting is adjourned, postponed or delayed, at any later meeting(s), for the purposes stated in the Notice of Special Meeting.

The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Special Meeting.

VOTE BY INTERNET: www.proxy-direct.com VOTE BY TELEPHONE: 1-800-337-3503

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CUS_29372_103017

EVERY UNITHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Unitholders Meeting to Be Held on December 6, 2017.

The Proxy Statement and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/cus-29372

Please detach at perforation before mailing.

IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL AND IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:  ☒    ☐

Proposal The Board of Trustees (The “Board”) of your Fund unanimously recommends that you vote “FOR” the proposal.

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan”) providing for the: (i) the contribution of all of the property, assets and goodwill of the Fund to Cushing® Mutual Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series, Cushing® MLP Infrastructure Fund (the “Successor Fund”), in exchange solely for Class I shares of beneficial interest, $0.01 par value, of the Successor Fund having an aggregate net asset value equal to the aggregate net asset value of the Fund; (ii) the assumption by the Trust, on behalf of the Successor Fund, of all of the liabilities of the Fund; (iii) the distribution of Class I shares of the Successor Fund to the unitholders of the Fund according to their respective interests in complete liquidation of the Fund; and (iv) the termination of the Fund’s registration under the Investment Company Act of 1940, as amended, and the dissolution of the Fund as soon as practicable after the closing (the “Proposal”).	☐	☐	☐

2.	To vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:	Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

608999900109999999999

XXXXXXXXXXXXXX	CUS 29372	M XXXXXXXX	+